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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
PAUL-SON GAMING CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 20, 2002

To the Stockholders of Paul-Son Gaming Corporation:

        The annual meeting of the stockholders of Paul-Son Gaming Corporation (the "Company") will be held at Paul-Son Gaming Corporation, 1700 South Industrial Road, Las Vegas, Nevada, on May 20, 2002, at 10:00 a.m. local time, for the following purposes:

  (1)
  to elect Jerry G. West as a director of the Company; and

  (2)
  to transact such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on April 16, 2002 are entitled to notice of and to vote at the annual meeting. The stock transfer books will not be closed.

        Stockholders are cordially invited to attend the annual meeting in person. STOCKHOLDERS DESIRING TO VOTE IN PERSON MUST REGISTER AT THE ANNUAL MEETING WITH THE INSPECTORS OF ELECTION PRIOR TO COMMENCEMENT OF THE ANNUAL MEETING. IF YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO EXECUTE AND DATE THE ENCLOSED FORM OF PROXY AND TO FORWARD IT TO THE SECRETARY OF THE COMPANY WITHOUT DELAY SO THAT YOUR SHARES MAY BE REGULARLY VOTED AT THE ANNUAL MEETING.

        A copy of the 2001 Annual Report to Stockholders, including financial statements for the twelve months ended May 31, 2001, is enclosed.

        NO ACTION WILL BE TAKEN AT THIS MEETING WITH RESPECT TO THE PROPOSED COMBINATION TRANSACTION ANNOUNCED APRIL 11, 2002 WITH ETABLISSEMENTS BOURGOGNE ET GRASSET AND THE BUD JONES COMPANY, INC. A SPECIAL STOCKHOLDERS MEETING IS ANTICIPATED TO BE SCHEDULED LATER THIS YEAR TO CONSIDER SUCH TRANSACTION.

By order of the Board of Directors,
Eric P. Endy, Secretary

DATED: April 18, 2002

Paul-Son Gaming Corporation
PROXY STATEMENT
TABLE OF CONTENTS

PROXY STATEMENT	1
VOTING SECURITIES	1
ELECTION OF DIRECTORS	3
INFORMATION CONCERNING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS	4
Directors and Executive Officers	4
Committees of the Board of Directors	5
Board of Directors' Meetings	6
Compensation of Non-Employee Directors	6
Audit Committee Report	7
COMPENSATION OF EXECUTIVE OFFICERS	8
Compensation Committee and Incentive Plan Committee Report on Executive Compensation	8
Compensation Committee and Incentive Plan Committee Interlocks and Insider Participation	9
Stock Performance Chart	10
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	11
Indemnification of Directors and Officers	11
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	11
INDEPENDENT PUBLIC ACCOUNTANTS	12
VOTING PROCEDURES	12
2002 ANNUAL MEETING OF STOCKHOLDERS	13
OTHER BUSINESS	14

i

PAUL-SON GAMING CORPORATION
1700 S. Industrial Road
Las Vegas, Nevada 89102

PROXY STATEMENT

        This Proxy Statement is furnished to the stockholders of Paul-Son Gaming Corporation in connection with our annual meeting, or Annual Meeting, of stockholders to be held at Paul-Son Gaming Corporation, 1700 South Industrial Road, Las Vegas, Nevada, on May 20, 2002, at 10:00 a.m. local time, and any adjournment thereof, for the purposes indicated in the Notice of Annual Meeting of Stockholders.

        The accompanying proxy is solicited by the Board of Directors of the Company.    This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 22, 2002. Any stockholder giving a proxy has the power to revoke it prospectively by giving written notice to the Company, addressed to Eric P. Endy, Secretary, at the Company's principal address before the Annual Meeting, by delivering to the Company a duly executed proxy bearing a later date, or by notifying the Company at the Annual Meeting prior to the commencement of the Annual Meeting. The shares represented by the enclosed proxy will be voted if the proxy is properly executed and received by the Company prior to the commencement of the Annual Meeting, or any adjournment thereof.

        None of the proposals to be voted on at the Annual Meeting creates a right of appraisal under Nevada law. A vote "FOR" or "AGAINST" any of the proposals set forth herein will only affect the outcome of the proposal.

        The expenses of making the solicitation will consist of the costs of preparing, printing, and mailing the proxies and proxy statements and the charges and expenses of brokerage houses, custodians, nominees or fiduciaries for forwarding such documents to security owners. These are the only contemplated expenses of solicitation, and they will be paid by the Company.

VOTING SECURITIES

        The close of business on April 16, 2002 has been fixed by the Board of Directors as the record date for determination of stockholders entitled to vote at the Annual Meeting. The securities entitled to vote at the Annual Meeting consist of shares of common stock, par value $0.01, or the Common Stock, of the Company, with each share entitling its owner to one vote. We have one class of common stock outstanding, our Common Stock. The number of outstanding shares of Common Stock at the close of business on April 16, 2002 was 3,456,654. Our stockholders do not possess the right to cumulate their votes for the election of directors.

        Our articles of incorporation authorize the Company to issue 10,000,000 shares of preferred stock, par value $0.01, or Preferred Stock, in one or more series, with such rights, preferences, restrictions, and privileges as may be fixed by our Board of Directors, without further action by the stockholders. The issuance of the Preferred Stock could adversely affect the rights, including voting rights, of the holders of the Common Stock and could impede an attempted takeover of the Company. None of the Preferred Stock is issued or outstanding, and we have no present plans to issue shares of Preferred Stock.

        The following is a list of the beneficial stock ownership at the close of business on April 11, 2002 of (1) all persons who beneficially owned more than 5% of the outstanding Common Stock, (2) all directors and director nominees, and (3) all executive officers, directors and director nominees as a group. These share amounts are based upon record-ownership listings as of that date, according to the Securities and Exchange Commission Forms 3 and 4 and Schedules 13D and 13G of which the

Company has received copies, and according to verifications as of Aril 11, 2002, which the Company solicited and received from each executive officer and director:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Common	Eric P. Endy 1700 S. Industrial Road Las Vegas, Nevada 89102	1,522,134[2]	44.03%
Common	Magnet Fund, LP Magnet Management, LLC Jordan Kimmel 1201 Sussex Turnpike Randolph, New Jersey 07869	175,800	5.08%
Common	Jerry G. West	34,000[3]	*
Common	Richard W. Scott	14,000[4]	*
Common	Paul S. Dennis	17,097[6]	*
Common	All executive officers, directors and director nominees as a group (4 persons)	1,587,231[7]	45.9%

*
Beneficial ownership does not exceed 1% of the outstanding Common Stock.
(1)
Unless otherwise noted, the persons identified in this table have sole voting and investment power with regard to the shares beneficially owned.
(2)
Includes options granted to Mr. Endy to purchase 97,000 shares issuable under the Company's 1994 Long-Term Incentive Plan (the "Incentive Plan"). Mr. Endy beneficially owns the following shares in the manner described:
Paul S. Endy, Jr. Living Trust	1,287,579
Direct	113,555
Certain trusts established for the benefit of Mr. Endy's family	18,000
Mr. Endy's spouse	6,000

Total shares	1,425,134

  Mr. Endy, on behalf of the Paul S. Endy, Jr. Living Trust, has agreed to sell 630,000 additional shares to the stockholders of Etablissements Bourgogne et Grasset, which transaction is anticipated to close until the third or fourth quarter of 2002. For more information, please see the Company's Form 8-K dated April 11, 2002, as filed with the Securities and Exchange Commission on April 12, 2002.

(3)
Includes options to purchase 31,000 shares issuable under the Company's 1994 Directors' Stock Option Plan (the "Directors' Plan").
(4)
Includes options to purchase 14,000 shares issuable under the Directors' Plan.
(5)
Includes 15,097 shares owned directly by Mr. Dennis, and options to purchase 2,000 shares issuable under the Directors' Plan. Mr. Dennis' option to purchase 7,000 shares issuable under the Directors' Plan, 4,000 of which have not vested and 3,000 of which have vested but are not exercisable until May 15, 2002.
(6)
Includes options to purchase 97,000 shares issuable under the Incentive Plan and options to purchase 47,000 shares issuable under the Directors' Plan.

ELECTION OF DIRECTORS

        Our Board of Directors currently consists of four persons in three categories who are elected for staggered terms of three years each. One director's term expires at the Annual Meeting, one director's term expires in late 2002 and two directors' terms expire in 2003. Directors are to serve until their successors are elected and have been qualified.

        As announced on April 11, 2002, the Company entered into an Agreement and Plan of Exchange and Stock Purchase, or the Exchange Agreement, with Etablissements Bourgogne et Grasset, or B&G. Under the Exchange Agreement, Paul-Son has agreed to undertake a series of transactions the result of which would be the transfer of control of Paul-Son to the stockholders of B&G, and the acquisition of B&G and its wholly-owned subsidiary, The Bud Jones Company, Inc., or Bud Jones, by Paul-Son, the transaction referred herein as the Combination.

        The stockholders of B&G will acquire 53.45% of the outstanding shares of Paul-Son common stock in exchange for all of the outstanding shares of B&G capital stock. As a result, B&G and Bud Jones will become wholly-owned subsidiaries of Paul-Son. Based on 3,456,654 shares of Paul-Son common stock currently outstanding, Paul-Son will issue an additional 3,969,026 shares of its common stock to the stockholders of B&G which would result in a total of 7,425,680 shares outstanding immediately after the consummation of the Combination. In addition, the stockholders of B&G will be issued warrants to provide antidilution protection to the extent that any stock options or other stock conversion rights outstanding at the consummation of the Combination are subsequently exercised.

        In addition to the proposed Combination, B&G has agreed to purchase an aggregate of 670,000 shares of Paul-Son's common stock from the Paul S. Endy, Jr. Living Trust, or the Endy Trust, Paul-Son's current controlling stockholder, for an aggregate purchase price of $1.0 million. The sale of the first 40,000 shares was made at the execution of the Exchange Agreement, and the sale of the remaining 630,000 shares will be made upon the consummation of the Combination. Upon completion of both the proposed Combination and the purchase of shares from the Endy Trust, the stockholders of B&G will own approximately 63.6% of Paul-Son's outstanding shares. The number of shares to be sold by the Endy Trust may be increased by approximately 35,000 shares in the event that the Nasdaq SmallCap Market delists Paul-Son's common stock as a result of the Combination.

        The Exchange Agreement requires the approval of Paul-Son's stockholders and certain gaming regulatory agencies. Paul-Son anticipates holding a special meeting of its stockholders in the third or fourth calendar quarter of 2002. The approval of 66 2/3% of the outstanding common stock of Paul-Son is required for the consummation of the Combination. Eric Endy has agreed to vote all shares of Paul-Son common stock in his control, or approximately 43% of the outstanding common stock of Paul-Son, in favor of the proposed Combination. The board of directors and stockholders of B&G have approved the Combination, the Exchange Agreement and the transactions contemplated thereby.

        Each Company director may be required to be found suitable or qualified, as applicable, by the Nevada Gaming Commission or the New Jersey Casino Control Commission, as well as relevant regulatory agencies in any of the other jurisdictions in which the Company is licensed or conducts business, collectively, the Gaming Authorities, to serve as a director of the Company. No director of the Company has been found unsuitable or unqualified, as applicable, by the Gaming Authorities. Should any director not be found suitable or qualified, as applicable, by one or more of the Gaming Authorities, that person will not be eligible to continue on the Board of Directors and a majority of the remaining directors may appoint a qualified replacement to serve as a director until the next annual meeting of stockholders.

        Upon consummation of the Combination, B&G's controlling stockholder, Francois Carrette, would become Chairman of the Board of Paul-Son, B&G's Chairman of the Board and Chief Executive Officer, Gerard Charlier, would become President and Chief Executive Officer of Paul-Son, and

Paul-Son's current Chairman and Chief Executive Officer, Eric Endy, would become Executive Vice President. B&G stockholders would designate four of the seven members of the newly expanded Board and current Paul-Son directors, including Mr. Endy, would hold three of the seats on the Board of Directors.

        If the enclosed proxy is duly executed and received in time for the meeting, and if no contrary specification is made as provided therein, the proxy will be voted in favor of the nominee, Jerry G. West for term expiring in 2004. The nominee has consented to serve if elected and the Board of Directors presently has no knowledge or reason to believe that the nominee will be unable to serve. If the nominee shall decline or be unable to serve, the proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee. Any additional vacancies on the Board of Directors which occur during the year will be filled, if at all, by the Board of Directors through an appointment of an individual to serve until the next annual meeting of stockholders. There will be no cumulative voting for the election of directors.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF MR. WEST TO THE BOARD OF DIRECTORS

INFORMATION CONCERNING THE BOARD
OF DIRECTORS AND EXECUTIVE OFFICERS

        The following information is furnished with respect to each member or nominee to the Board of Directors, each of whom, unless otherwise indicated, has served as a director continuously since the year shown opposite his name. Similar information is provided for the Company's executive officers. There are no family relationships between or among any directors, nominees to the Board of Directors or executive officers of the Company.

Directors and Executive Officers

        The directors and executive officers of the Company are as follows:

Name	Age	Director Since	Term Expires	Position with the Company
Eric P. Endy	46	1993	2002*	Chairman of the Board, Director, Chief Executive Officer, President Secretary and Treasurer
Jerry G. West	58	1994	2001	Director (Nominee to the Board for term expiring in 2004)
Richard W. Scott	63	1995	2003	Director
Paul S. Dennis	63	2000	2003	Director
*
Mr. Endy's term as a director is scheduled to expire at the Stockholders Meeting to be held following the end of the fiscal year ended May 31, 2002, which is currently anticipated to be held in late calendar year 2002.

        Eric P. Endy has been Chairman of the Board and Chief Executive Officers of the Company since November 1998, a Director of the Company since the Company's inception in 1993, President since January 1994, Secretary since May 1998 and Treasurer since July 2001. From May 1998 to July 1998 Mr. Endy was Treasurer of the Company, and from January 1994 to July 1995, Mr. Endy was Chief Operating Officer of the Company. Mr. Endy has been Chairman of the Board, President and Chief Executive Officer of Paul-Son Gaming Supplies, Inc. ("Paul-Son Supplies") since November 1998, and

Executive Vice President and General Manager of Paul-Son Supplies since July 1990. From 1988 to March 1994, Mr. Endy served as a Director of Paul-Son Playing Cards.

        Jerry G. West has been a Director of the Company since April 1994. Mr. West is currently self employed as a private investigator licensed in the state of Nevada. From 1969 until his retirement in 1993, Mr. West was a special agent with the United States Federal Bureau of Investigation.

        Richard W. Scott has been a Director since July 1995. From 1986 to 1994, Mr. Scott was Vice President and, since 1994, Mr. Scott has been President of Sports Media Network, Las Vegas, Nevada, a licensed disseminator of live horse and dog race information to Nevada sports books. From 1962 to 1986, Mr. Scott was a Nevada licensed veterinarian.

        Paul S. Dennis has been a Director since October 2000. Since 1977, Mr. Dennis has been President and Chief Executive Officer of Associated Health Care Management Company, Inc., Cleveland, Ohio, which manages ten nursing homes and congregate living facilities. Mr. Dennis also serves as a director and officer with various companies and business ventures in the hardware and lumber distribution, pharmaceuticals distribution and steel fabrication industries. Mr. Dennis has a nursing home administrator's license from the states of Ohio and Nevada and is a member of the American College of Health Care Administrators.

Committees of the Board of Directors

        The Board of Directors has five standing committees: Audit Committee; the Compensation Committee; the 1994 Long-Term Incentive Plan Committee, or the Incentive Plan Committee; the 1994 Directors' Stock Option Plan Committee, or the Directors' Plan Committee; and the Compliance Committee.

        The Audit Committee is comprised of Paul S. Dennis (Chairman), Jerry G. West and Richard W. Scott. The Audit Committee's function is to review reports of independent public accountants to the Company; to review Company financial practices, internal controls and policies with officers and key employees; to review such matters with the Company's auditors to determine the scope of compliance and any deficiencies; to consider selection of independent public accountants; to review certain related party transactions; and to make periodic reports on such matters to the Board of Directors. The audit committee and the full Board of Directors have adopted a written charter for the audit committee, which is attached to this Proxy Statement as Appendix A. Messrs. Dennis, West and Scott are each independent directors as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee met 4 times during the twelve months ended May 31, 2001.

        The Compensation Committee consists of Richard W. Scott (Chairman) and Jerry G. West. The Compensation Committee's function is to review and make recommendations to the Board of Directors with respect to the salaries and bonuses for the Company's executive officers and the fees for the Company's directors. The Compensation Committee took certain action by consent but did not meet during the twelve months ended May 31, 2001.

        The Incentive Plan Committee consists of Jerry G. West (Chairman) and Richard W. Scott. The Incentive Plan Committee's function is to administer the Incentive Plan, including: determining such matters as the persons to whom awards will be granted, the number of shares to be awarded, when the awards will be granted, when the awards will vest, and the terms and provisions of the instruments evidencing the awards; interpreting the Incentive Plan; and notifying the Company's Board of Directors of all decisions concerning awards granted to Incentive Plan participants. The Incentive Plan Committee took certain action by consent but did not meet during the twelve months ended May 31, 2001.

        The Directors' Plan Committee currently consists of Eric P. Endy. Mr. Endy is not eligible to participate in the Directors' Plan. The Directors' Plan Committee administers the Directors' Plan;

however, it has no discretion to determine or vary any matters which are fixed under the terms of the Directors' Plan. Fixed matters include, but are not limited to, which non-employee directors will receive awards, the number of shares of Common Stock subject to each option award, the exercise of any option, and the means of acceptable payment for the exercise of the option. The Directors' Plan Committee has the authority to otherwise interpret the Directors' Plan and make all determinations necessary or advisable for its administration. All decisions of the Directors' Plan Committee are subject to approval by the Board of Directors. The Director's Plan Committee took certain action by consent but did not meet during the twelve months ended May 31, 2001.

        The Compliance Committee consists of Jerry G. West, Eric P. Endy and certain other Company employees. The Compliance Committee's function is to oversee implementation of and compliance with internal operating systems which will ensure compliance with all gaming laws applicable to the Company's operations. Membership on the Compliance Committee is subject to the administrative approval of the Chairman of the Nevada State Gaming Control Board. The Compliance Committee met 12 times during the twelve months ended May 31, 2001.

Board of Directors' Meetings

        The Board of Directors of the Company meets at least quarterly and in the fiscal year ended May 31, 2001, the Board of Directors held seven meetings. All of the incumbent directors attended at least 75% of (i) the meetings of the Board of Directors held during the period for which they have been a director and (ii) the meetings held by all committees of the Board of Directors on which they served.

Compensation of Non-Employee Directors

        Directors who are not employees or consultants of the Company receive annual fees of $10,000, plus $500 for attendance at each meeting of the Board of Directors and each meeting of the Audit, Compliance or Compensation Committees. Each director may be reimbursed for certain expenses incurred in connection with attendance at Board of Directors and committee meetings.

        Additionally, certain non-employee directors who are not consultants to the Company are granted options to purchase Common Stock under the Directors' Plan. Under the Directors' Plan, eligible non-employee directors initially receive a one-time option to purchase 6,000 shares of Common Stock following such director's election to the Board of Directors. Thereafter, each such director receives a grant to purchase 2,000 shares of Common Stock each year, at the beginning of such director's fourth year of service. In addition, on the anniversary of each such Director's election or appointment to the Board of Directors such director also receives options to purchase 1,500 shares of Common Stock for serving on the Audit Committee, the Compliance Committee or the Compensation Committee for at least six months during the twelve months prior to the date of grant.

        Under the terms of the Directors' Plan, the initial option grant is exercisable to the extent of vesting. The initial option vests over a three-year period, with one-third of the initial option vesting upon each anniversary of such non-employee director's election to the Board of Directors. Annual option grants are fully vested upon grant, but are only exercisable six months and one day from the date of grant. Unless special circumstances exist, each option expires on the later of the tenth anniversary of the date of its grant or nine months after the non-employee director retires. The option exercise price is the fair market value, as defined under the Directors' Plan, of the Common Stock on the date such option is granted.

        There were options to purchase 6,500, 5,000 and 6,000 shares of Common Stock granted to Jerry G. West, Richard W. Scott, and Paul S. Dennis, respectively, for the year ended May 31, 2001. The Company's non-employee directors who are currently eligible to participate in the Directors' Plan are Jerry G. West, Richard W. Scott and Paul S. Dennis.

Audit Committee Report

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended May 31, 2001.

        The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from the Company and its related entities, and has discussed with Deloitte & Touche their independence from the Company.

        The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix A to this Proxy Statement. Each of the members of the Audit Committee qualifies as an "independent" director as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2001.

April 10, 2002	THE AUDIT COMMITTEE Paul S. Dennis Jerry G. West Richard W. Scott

COMPENSATION OF EXECUTIVE OFFICERS

        The following tables set forth compensation for the fiscal year ended May 31, 2001 received by Eric P. Endy, the Company's Chairman of the Board, Chief Executive Officer, President and Secretary, and John M. Garner, the Company's former Chief Financial Officer and Treasurer.

SUMMARY COMPENSATION TABLE

Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation($)	Restricted Stock Award(s)($)	Options/ SARs(#)	LTIP Payouts($)	All Other Compensation($)
Eric P. Endy Chairman of the Board, Chief Executive Officer, President, and Secretary(1)	2001 2000 1999	155,070 155,070 155,070	1,550 1,550 3,101	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
John M. Garner Chief Financial Officer and Treasurer(2)	2001 2000 1999	120,000 120,000 92,157	1,200 1,200 828	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

(1)
Eric P. Endy was appointed Chairman of the Board and Chief Executive Officer in November 1998.

(2)
John M. Garner was appointed Chief Financial Officer and Treasurer in July 1998 and resigned from both positions effective July 6, 2001.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(#)(1)
					Value of Unexercised In-The Money Options/SARs at Fiscal Year-End($)(1)(2)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Eric P. Endy	0	0	97,000	0	0	0
John M. Garner	0	0	0	100,000	0	0

(1)
These numbers represent only options granted pursuant to the Incentive Plan; there are no stock appreciation rights.

(2)
Based on a closing price of $2.55 on May 31, 2001, the last trading day in May 2001, less the option exercise price.

Compensation Committee And Incentive Plan Committee Report On Executive Compensation

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee and Incentive Plan Committee Report on Executive Compensation and the Stock Performance Chart on page 10 shall not be incorporated by reference into any such filings.

        The Compensation Committee and Incentive Plan Committee, collectively the Committees, composed entirely of directors who have never served as executive officers of the Company, determine and administer the compensation of the Company's executive officers.

        Although no compensation policy has been formalized, the Committees generally recommend that the Company compensate its executive officers at a level that will attract and retain individuals who are responsible for the management, development and success of the Company. The Committees believe that executive compensation should be designed to reward individuals for their services to the Company and encourage them to stay with the Company. The Committees' compensation decisions are submitted to the full Board of Directors for approval.

        Although the Committees believe that the Company's overall financial performance is an important factor in the total compensation of the Company's executive officers, no specific quantitative factors are applied in making compensation recommendations. The Committees also recognize qualitative factors such as successful supervision of the Company's operations, established relationships with key customers and the development of corporate projects and new products.

        The Committees also evaluate the total compensation of the Company's executive officers in light of the compensation practices and relative corporate financial performance of other companies in the gaming industry. The Committees' goal is for the Company to set base salaries for the Chief Executive Officer and other executive officers at appropriate levels which reflect the duties and scope of responsibilities of each officer's position. The Chief Executive Officer and other executive officers are also eligible to receive incentive compensation in the form of stock options under the Incentive Plan. During the last fiscal year no options were granted to executive officers.

        During the fiscal year ended May 31, 2001, in evaluating the compensation of Eric P. Endy, the Committees considered the financial performance of the Company and efforts exerted by Mr. Endy in expanding the Company's operations and implementing cost reduction policies. The Committees also considered industry experience of Mr. Endy, and his established customer relationships.

April 10, 2002	INCENTIVE PLAN COMMITTEE COMPENSATION COMMITTEE
Jerry G. West Richard W. Scott

Compensation Committee and Incentive Plan Committee Interlocks and Insider Participation

        The Company's executive compensation is determined by the Compensation Committee and the Incentive Plan Committee, no member of which is or was an officer of the Company. For the 2001 fiscal year, the Compensation Committee and the Incentive Plan Committee consisted of Messrs. Richard W. Scott and Jerry G. West.

        Notwithstanding any statement to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee and Incentive Plan Committee Report on Executive Compensation and the Stock Performance Chart presented shall not be incorporated by reference into any such filings.

Stock Performance Chart

        The following chart compares the cumulative stockholder return on the Company's Common Stock, for the five year period from May 31, 1996 through May 31, 2001, in comparison with the cumulative return on the Standard & Poor's 500 Composite Stock Index and a self-determined industry peer group index.(1)

(1)
The companies in the peer group include: Alliance Gaming Corp., Bally Gaming Intl. Inc. (Acquired by Hilton Hotels 1/7/97), Casino Data Systems (Acquired by Aristocrat Leisure Limited 6/29/01), Conquest Industries Inc. (stopped filing with the Securities and Exchange Commission December 16, 1996), Fortune Diversified Inds. Inc. (formerly American Gaming & Entmt.), GTech Holdings Corp., Innovative Gaming Corp. Amer., Intl. Game Technology, Mikohn Gaming Corp., Powerhouse Technologies Inc. (Acquired by Anchor Gaming 6/29/99), Scientific Games Corp. (formerly Autotote Corp.), ShuffleMaster Inc., and Sodak Gaming Inc. (Acquired by Internationals Game Technology 9/99).

        The following chart assumes $100 invested on May 31, 1996. The total return assumes the reinvestment of dividends, if any. The comparisons are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

Comparison of Cumulative Total Returns
Stock Performance Graph

	31-May-96	31-May-97	31-May-98	31-May-99	31-May-00	31-May-01
Paul-Son Gaming Corporation	$100.00	$161.76	$105.88	$68.38	$35.29	$30.00
Total Return Index for S&P 500	$100.00	$129.41	$169.13	$204.68	$226.13	$202.27
Self Determined Peer Group(1)	$100.00	$99.09	$117.03	$90.11	$119.10	$259.40

Notes:

A.
The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.
The indexes are reweighted daily, using the market capitalization on the previous trading day.
C.
If the fiscal year-end is not a trading day, the preceding trading day is used.
D.
The index level for all series was set to 100.0 on 5/31/96.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification of Directors and Officers

        During the twelve months ended May 31, 2001, we incurred legal fees and expenses in the joint defense of litigation filed by a plaintiff against the Company and certain individuals. The joint defense includes costs approved by the Board of Directors for the indemnification of Eric P. Endy who was also named as a defendant in his officer/director capacity and in his individual and trustee capacity, and a former director of the Company who was also named as a defendant.

        Section 78.751 of Chapter 78 of the Nevada Revised Statutes ("NRS"), Article X of our articles of incorporation, and Article VII of our bylaws contain provisions for indemnification of officers and directors of the Company. The indemnification provisions in the Articles of Incorporation require the Company to indemnify the Company's officers and directors to the full extent permitted by Nevada law. Each such person will be indemnified in any proceeding provided that such person's acts or omissions did not involve intentional misconduct, fraud or knowing violation of law or the payment of dividends in violation of NRS 78.300. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

        Our articles of incorporation also provide that the Company's Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. We have obtained and maintain such insurance.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission or the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

        We believe that the transactions described above are on terms at least as favorable as would have been obtainable from non-related parties. We require that the Audit Committee of the Board of Directors review certain related party transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires our directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and stockholders holding more than ten percent of the class of stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended May 31, 2001, all reports required under Section 16(a) filing requirements were filed as required, with the exception of a report filed on Form 5, which was inadvertently filed late by Mr. Jerry West, with respect to the grant on April 12, 2001 of an option to purchase 6,500 shares of common stock under the Directors' Plan.

INDEPENDENT PUBLIC ACCOUNTANTS

        Our independent public accountants, Deloitte & Touche LLP, have audited the Company's books for the fiscal year ended May 31, 2001, and are expected to have a representative present at the Annual Meeting who will have the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed by Deloitte & Touche for professional services rendered for the audit of Paul-Son's 2001 financial statements and the reviews of the financial statements included in Paul-Son's Form 10-Q for 2001 was $56,200.

Financial Information Systems Design and Implementation Fees

        No fees were billed by Deloitte & Touche for 2001 for financial information systems design and implementation fees.

All Other Fees

        The aggregate fees billed by Deloitte & Touche for 2001 for services other than as set forth above were $107,472.

Compatibility of Fees with Independent Accountant's Independence

        The Audit Committee has determined that the provision of services covered under the subheadings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining Deloitte and Touche's independence.

VOTING PROCEDURES

        A majority of a quorum of stockholders present in person or represented by proxy voting "FOR" each of the matters being submitted to the stockholders is required to approve the matters being voted on at the meeting. A quorum of stockholders exists when a majority of the stock issued and outstanding and entitled to vote at a meeting is present, in person or represented by proxy, at the meeting. Abstentions are effectively treated as votes "AGAINST" a matter submitted to stockholders. Neither our articles of incorporation, bylaws, nor Nevada corporate statutes address the treatment and effect of abstentions and broker non-votes.

        We have appointed three inspectors of election to: determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of a proxy; receive votes, ballots, or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when the polls shall close; determine the results; and do any other acts which may be proper to conduct the election or vote with fairness to all stockholders.

2002 ANNUAL MEETING OF STOCKHOLDERS

        The next annual meeting of stockholders will be held on or about November 13, 2002 (however, this date is subject to change in light of the anticipated special meeting of stockholders to be held in connection with the Combination). Stockholders desiring to present proper proposals at that meeting and to have their proposals included in the Company's Proxy Statement and form of proxy for that meeting must meet the eligibility and other criteria under Rule 14a-8 of the Exchange Act and must submit the proposal to the Company and such proposal must be received no later May 31, 2002. Unless a stockholder proposal for the Company's 2002 Annual Meeting of Stockholders is submitted to the Company prior to August 25, 2002, management may use its discretionary voting authority to vote management proxies on the stockholder proposal without any discussion of the matter in the proxy statement.

OTHER BUSINESS

        The Board of Directors does not know of any other business which will be presented for action by the stockholders at the Annual Meeting. However, if any business other than that set forth in the Notice should be presented at the Annual Meeting, the proxy committee named in the enclosed proxy intends to take such action as will be in harmony with the policies of the Board of Directors of the Company, and in that connection will use their discretion and vote all proxies in accordance with their judgment. The Company's 2001 Annual Report to Stockholders, including financial statements for the twelve months ended May 31, 2001, accompanies these proxy materials, which are being mailed to all stockholders of the Company who were stockholders at the close of business on April 16, 2002.

By order of the Board of Directors,
Eric P. Endy, Secretary

DATED: April 18, 2002

        THE COMPANY'S ANNUAL REPORT ON SECURITIES AND EXCHANGE COMMISSION FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULE THERETO, FOR THE TWELVE MONTHS ENDED MAY 31, 2001, WILL BE FURNISHED WITHOUT CHARGE TO ANY BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THE ANNUAL MEETING. TO OBTAIN A COPY OF THE FORM 10-K, WRITTEN REQUEST MUST BE MADE TO THE COMPANY AND THE REQUESTING PERSON MUST REPRESENT IN WRITING THAT HE WAS A BENEFICIAL OWNER OF THE COMPANY'S SECURITIES AS OF APRIL 16, 2002.

REQUESTS SHOULD BE ADDRESSED TO:

Paul-Son Gaming Corporation Attention: Eric P. Endy 1700 S. Industrial Road Las Vegas, Nevada 89102

APPENDIX A

AUDIT COMMITTEE CHARTER FOR PAUL-SON GAMING CORPORATION

This charter shall be reviewed, updated and approved annually by the board of directors.

Role and Independence

The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and other such duties as directed by the board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on independent committees as set forth in the corporate governance standards of the NASDAQ. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors (if any) and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

        The board of directors shall appoint one member of its audit committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the board of directors. The chairperson will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit (if any).

Responsibilities:

The audit committee's primary responsibilities include:

    Recommending to the board the independent accountant to be selected or retained to audit the financial statements of the corporation. In so doing, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the board any actions necessary to oversee the auditor's independence.

    Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the board) to report on any and all appropriate matters.

    Providing guidance and oversight to the internal audit activities of the corporation (if any) including reviewing the organization, plans and results of such activity.

    Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the committee shall make its recommendation to the board as to the inclusion of the company's audited financial statements in the company's annual report on form 10-K.

    Reviewing with management and the independent auditor the quarterly financial information prior to the company's filing of form 10-Q. This review may be performed by the committee or its chairperson.

    Discussing with management, the internal auditors (if any) and the external auditors the quality and adequacy of the company's internal controls.

    Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

    Reporting audit committee activities to the full board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

PAUL-SON GAMING CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 20, 2002
SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned stockholder of Paul-Son Gaming Corporation (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders in connection with the annual meeting of stockholders of the Company to be held at Paul-Son Gaming Corporation, 1700 South Industrial Road, Las Vegas, Nevada, on Monday, May 20, 2002 at 10:00 o'clock in the morning, local time, and hereby appoints Eric P. Endy and Jerry G. West, and each or any of them, proxies, with power of substitution, to attend and to vote all shares the undersigned would be entitled to vote if personally present at said annual meeting and at any adjournment thereof. The proxies are instructed to vote as follows:

(To be Signed on Reverse Side)

☒	Please mark your votes as in this example using dark ink only.
		FOR	WITHHELD	NOMINEES:
1.	ELECTION OF DIRECTORS	☐	☐	Jerry G. West
2. In their discretion, upon such other matters as may properly come before the annual meeting.
(INSTRUCTIONS: to withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

The shares represented by this proxy will be voted as specified. If no specification is made, the shares represented by this proxy will be voted in favor of the nominee listed, and in the discretion of the proxies, on other matters that may properly come before the annual meeting.
Signature(s)	Date:

NOTE: PLEASE SIGN PROXY EXACTLY AS YOUR NAME APPEARS. Date the Proxy in the space provided. If shares are held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee, or guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer.

QuickLinks

PROXY STATEMENT
VOTING SECURITIES
ELECTION OF DIRECTORS
INFORMATION CONCERNING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
Audit Committee Report
COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
Compensation Committee And Incentive Plan Committee Report On Executive Compensation
Compensation Committee and Incentive Plan Committee Interlocks and Insider Participation
Comparison of Cumulative Total Returns Stock Performance Graph
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT PUBLIC ACCOUNTANTS
VOTING PROCEDURES
2002 ANNUAL MEETING OF STOCKHOLDERS
OTHER BUSINESS
AUDIT COMMITTEE CHARTER FOR PAUL-SON GAMING CORPORATION